Exhibit 10 q.

         Amendments 1 and 2 to the First Bancorp 1994 Stock Option Plan

   The following amendments to the First Bancorp 1994 Stock Option Plan were adopted at the First Bancorp Annual Meeting of Shareholders held on April 21, 1999. The First Bancorp 1994 Stock Option Plan was filed as Exhibit 10(n) to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1994, and is incorporated herein by reference.

     Amendment 1: The last sentence of Section 2 is amended to read: "The maximum number of shares that may be issued pursuant to this Plan is 370,000."

     Amendment 2: The first sentence of the second paragraph of Section 5 of the Option Plan is amended to read: "On June 1 of each calendar year to and including June 1, 2003 (or, if June 1 is not a business day, the immediately preceding business day (the "Grant Date")), each Eligible Director shall automatically receive from Bancorp an option to acquire 1,000 shares of common stock at an exercise price equal to the closing sales price of the common stock on the Grant Date."